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                            SUBSIDIARIES OF THE REGISTRANT


Alliance Capital Management
Corporation of Delaware
(Delaware)

ACM Software Services Ltd.
(Delaware)

Alliance Capital Asset Management
(India) Private Ltd.
(India)

Alliance Capital Management
Australia Limited
(Australia)

Alliance Capital Management
(Asia) Ltd.
(Delaware)

Alliance Capital (Mauritius)
Private Limited
(Mauritius)

Alliance Corporate Finance
Group Incorporated
(Delaware)

Alliance Capital Management
(Brasil) Ltda.
(Brazil)

Alliance Capital Management
(India) Ltd.
(Delaware)


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                                        -2-

Alliance Capital Management
Canada, Inc.
(Canada)

Alliance Capital Management
(Turkey) Ltd.
(Delaware)

Alliance Capital (Luxembourg) S.A.
(Luxembourg)

Alliance Eastern Europe Inc.
(Delaware)

Alliance Capital Global
Derivatives Corporation
(Delaware)

Alliance Barra Research
Institute, Inc.
(Delaware)

Alliance Fund Distributors, Inc.
(Delaware)

Alliance Fund Services, Inc.
(Delaware)

Alliance Capital Oceanic Corporation
(Delaware)

Alliance Capital Management
(Japan) Inc.
(Delaware)

ACM Fund Services, S.A.
(Luxembourg)

ACM Fund Services (Espana) S.L.
(Madrid)

ACSYS Software India Private Limited
(India)

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                                        -3-


Alliance Capital Limited
(UK)

Alliance Capital Services Limited
(UK)

Cursitor Alliance LLC
(Delaware)

Cursitor Cecogest SA
(France)

Cursitor Courtage SARL
(France)

Cursitor-Eaton Asset
Management Company
(New York)

Cursitor Gestion SA
(France)

Cursitor Alliance Holdings Limited
(UK)

Cursitor Management Co. SA
(Luxembourg)

Cursitor Management Ltd.
(UK)

Dimensional Trust Management Limited
(UK)

Draycott Partners, Ltd.
(Massachusetts)


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                                        -4-


Meiji-Alliance Capital Corporation
(Delaware)

Cursitor Alliance Services Limited
(UK)

East Fund Managementberatung GmbH
(Austria)

ACM CIIC Investment Management Limited
(Cayman Islands)

Alliance Capital Management (Singapore) Ltd.
(Singapore)

Alliance Capital Investment Trust Management
Limited K.K.
(Japan)

Alliance Odyssey Capital Management (Proprietary) Limited
(South Africa)